Exhibit 10 AAA

OMNIBUS STOCK PLAN

2006 LONG-TERM INCENTIVE PROGRAM

RESTRICTED STOCK UNIT AWARD AGREEMENT

                AGREEMENT, made effective as of March 29, 2006 by and between Mercantile Bankshares Corporation, a Maryland corporation (“Company”), and                                        (“Award Recipient”):

                WHEREAS, the Compensation Committee (“Committee”) of the Board of Directors (“Board”) approved the 2006 Long-Term Incentive Program (“LTIP”), the objectives of which are to (i) create a meaningful long-term wealth creation component to the compensation structure for senior management of the Company and its affiliates to be used in concert with salary, annual cash bonus and option awards, (ii) create an incentive for those who will be the key motivators of operating income improvement at the Company, and (iii) align the interests of senior management with the interests of Company shareholders by tying payments under the LTIP to the achievement of specific performance goals; and

                WHEREAS, the Company maintains the Mercantile Bankshares Corporation 1999 Omnibus Stock Plan (“Omnibus Stock Plan”) under which the Committee may, among other things, award restricted stock units (referred to under the Omnibus Stock Plan as Phantom Stock Units), each of which represents the right to receive one share of the Company’s Common Stock of $2.00 par value (“Common Stock”) to such members of the Company’s management team as the Committee may determine, subject to such terms, conditions (including performance conditions), or restrictions as the Committee may deem appropriate; and

                WHEREAS, pursuant to the LTIP and the Omnibus Stock Plan, the Committee, with the approval of the Board, has granted to the Award Recipient a restricted stock unit award subject to this Agreement setting forth the terms and conditions applicable to such award in accordance with Article 6 of the Omnibus Stock Plan; and

                WHEREAS, the Award Recipient desires to accept said award in accordance with the terms and provisions of the Omnibus Stock Plan and this Agreement.

                NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Company and Award Recipient agree as follows:

1.             AWARD OF RESTRICTED STOCK UNITS:

                Under the terms of the Omnibus Stock Plan, the Committee has granted to the Award Recipient a restricted stock unit award made on March 29, 2006 (“Award Date”),

of                       restricted stock units (“Performance Award Units”) subject to the terms, conditions, and restrictions set forth in this Agreement.  The Performance Award Units granted represent the maximum number of shares of Common Stock (not including accrued dividends) which may be issued hereunder if the Award Recipient receives a 150% payout pursuant to Section 2.

2.             PERFORMANCE AWARDS:

                (a)           Performance Period.  The period over which the performance goals set forth herein must be met is the period from January 1, 2006 to December 31, 2008 (“Performance Period”).

                (b)           Target Award, Performance Goals and Payout Percentage.  A target award level (“Target Award Units”) has been established for the Award Recipient by the Committee, expressed as a specified number of  Performance Award Units. The award to a Participant for the Performance Period shall be based on a percentage (“Performance Payout Percentage”) of the Target Award Units determined under a performance grid established by the Committee. The performance grid is constructed to reflect the improvement (not compounded) in the pre-tax operating income of the Company on a consolidated basis (“Pre-Tax Operating Income”) with respect to the 2008 fiscal year as compared to the 2005 fiscal year, calculated on a pure GAAP basis, with no adjustments for acquisitions or other extraordinary events.  Subject to meeting the requirements herein, the actual award to the Award Recipient for the Performance Period shall consist of Performance Award Units equal to the number of Target Award Units multiplied by the Performance Payout Percentage for the Performance Period determined by the Committee under the performance grid. The Target Award Units for the Award Recipient, the Performance Payout Percentage and the performance grid are attached hereto as Appendix A.

                (c)           Determination of Earned Award.  At the end of the Performance Period, the Committee shall determine whether and to what extent the pre-established performance goals have been met and shall calculate the number of Performance Share Units that the Award Recipient has earned.  Any Performance Share Units (and accrued dividends, as described in Section 5) which have not been  earned by the Award Recipient shall be forfeited.  Such results shall be certified in writing by the Committee prior to any Common Stock being issued hereunder.

                (d)           Continued Employment:  The Award Recipient must remain in the continued employment of the Company or its affiliates from the beginning of the Performance Period through the end of the Performance Period to qualify for an award hereunder for the Performance Period. Notwithstanding the foregoing, if a Participant does not remain in continued employment during the Performance Period solely because of normal retirement, death or total disability (as defined in MBC’s long-term disability plan), the Participant (or his or her estate, in the event of his or her death) shall nevertheless be entitled to receive an award hereunder at the end of the Performance Period on the same basis as if he or she had remained in continued employment during the Performance Period, subject to whether and to what extent the pre-established performance goals have been met. In no event shall the Award Recipient be deemed to be vested in any Performance Award Units prior to the end of the Performance Period and certification of the Committee as provided above.

3.             ADDITIONAL VESTING REQUIREMENTS:

                Notwithstanding that the Award Recipient may have earned Performance Share Units pursuant to Section 2, those units will continue to be subject to forfeiture until December 31, 2009.  The Award Recipient must remain in the continued employment of the Company or its affiliates from the end of the Performance Period through such date to qualify for an award hereunder, unless such condition is waived for the Award Recipient in the sole discretion of the Committee.  In no event will the Award Recipient be entitled to receive any shares of Common Stock issued hereunder if he or she is terminated for cause prior to the issuance of such stock.

4.             EARLY VESTING  UPON CHANGE OF CONTROL:

                In the event of a Sale of the Company, the target percentage of growth in Pre-Tax Operating Income established for the Performance Period by the Committee shall be deemed to have been achieved and 100% of the Target Award Units for the Performance Period shall be payable to each Participant who remained in the continued employment of the Company or its affiliates from the beginning of the Performance Period through the date of such Sale; provided, however, that if the Performance Period had ended prior to the Date of Sale, this sentence shall not operate to increase the Performance Share Units earned by the Award Recipient during the Performance Period.  The Performance Share Units thus credited to the Award Recipient Participant be fully vested at the date of the Sale and payable as provided in Section 6. For purposes of this Agreement, “Sale” shall mean:

                (a)           Acquisition.  The acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding for this purpose, the Company or its affiliates, and excluding any acquisition of securities by any employee benefit plan of the Company or its affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (such common stock or then outstanding voting securities being referred to herein as “Voting Securities”), calculated on the date of the transaction causing the foregoing 50% test to be met, without regard to any limitation upon the voting rights of any acquiring person under Maryland statutes and without regard to the potential exercisability of rights, not exercised on such date, pursuant to any Stockholder Protection Rights Agreement of the Company then in effect; or

                (b)           Other Corporate Change.  Consummation of (1) a reorganization, merger, consolidation or statutory share exchange, in each case, with respect to which persons who are the holders of the outstanding Voting Securities of the Company immediately prior to such reorganization, merger, consolidation or statutory share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger, consolidation or statutory share exchange, or (2) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company to an entity other than an affiliate.

5.             RIGHTS OF AWARD RECIPIENT REGARDING UNITS:

                (a)           No Rights of Stockholder.  The Award Recipient shall not have the rights of a stockholder with respect to any Performance Share Units granted to the Award Recipient until shares of Common Stock have been distributed to the Award Recipient pursuant to Section 6, and the Award Recipient’s name has been entered as a stockholder of record on the books of the Company with respect to such distributed shares of Common Stock.

                (b)           Non-Assignable.  The Performance Share Units and all rights with respect to shares of Common Stock issued thereunder may not be sold, assigned, transferred, pledged or encumbered in any way prior to the issuance of such shares to the Award Recipient, other than by will or other instrument taking effect upon the Award Recipient’s death, or the laws of descent and distribution.

                (c)           Accumulation of Dividends.  As long as the Award Recipient holds Performance Share Units granted pursuant to this Agreement, the Company shall credit to the Award Recipient, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of Performance Share Units (“Dividend Award Units”) determined by dividing (1) the aggregate dollar value of the cash dividends that the Award Recipient would have received during the period from the immediately preceding dividend payment date through the current dividend payment date if the Award Recipient were the owner of record throughout such period of a number of shares of Common Stock equal to the number of whole Performance Share Units and Dividend Award Units previously credited to the Award Recipient under this Agreement as of such current dividend payment date (but prior to the crediting of current Dividend Award Units), by (2) the Fair Market Value (as defined in the Omnibus Stock Plan) of one share of Common Stock as of such current dividend payment date.  Dividend Award Units may be credited in whole or fractional units as applicable.  The Dividend Award Units so credited shall be subject to the same terms and conditions as the Performance Share Units to which they relate.

6.         DISTRIBUTION OF SHARES:

                Upon vesting in the Performance Award Units, but no later than two and one-half months following the last day of the calendar year in which the vesting date occurs, all vested Performance Award Units shall be converted into an equivalent number of shares of Common Stock which shall be distributed to the Award Recipient (or to his designated beneficiary or legal representative, as applicable, in the event of his death) as soon as practicable; provided, however, that any fractional Performance Award Unit shall be distributed to the Award Recipient in cash.  Distribution shall be evidenced by the issuance of a stock certificate and the entry of the Award Recipient’s name (or in the name of his designated beneficiary or legal representative, as applicable, in the event of his death) as a stockholder of record on the books of the Company with respect to such distributed shares of Common Stock.  Upon receipt of such stock certificate, the holder shall be free to hold or dispose of such certificate at will, subject to any applicable securities laws or regulations governing transferability of shares of the Company.

7.             WITHHOLDING TAXES

                The Company and any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due the Award Recipient the amount of any federal, state or local taxes required by law to be withheld as a result of the distribution of Common Stock hereunder; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law.  In lieu of such deduction, the Company may require the Award Recipient to make a cash payment to the Company or an affiliate equal to the amount required to be withheld.  If the Award Recipient does not make such payment when requested, the Company may refuse to issue any Common Stock certificate under this Agreement until arrangements satisfactory to the Committee for such payment have been made.

8.             IMPACT ON OTHER BENEFITS:

                The value of the Common Stock issued hereunder shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company unless specifically provided in such plan.

9.             ADMINISTRATION:

                The Committee or the Board shall have full authority and discretion (subject only to the express provisions of the Omnibus Stock Plan) to decide all matters relating to the administration, interpretation and implementation of the Omnibus Stock Plan and this Agreement.  All such Committee determinations shall be final, conclusive, and binding upon the Company, the Award Recipient, and any and all interested parties.

10.          RIGHT TO CONTINUED EMPLOYMENT:

                Nothing in the Omnibus Stock Plan or this Agreement shall be construed as a contract of employment between the Company or any affiliate and the Award Recipient, or as a contractual right of the Award Recipient to continue in the employ of the Company or any affiliate.

11.          UNFUNDED OBLIGATION:

                The obligation of the Company to make payments with respect to Performance Award Units granted hereunder shall be interpreted solely as an unfunded contractual obligation to make such payments in the manner and under the conditions prescribed under this Agreement.  Assets, if any, set aside with respect to amounts payable under this Agreement shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of the provisions of the Omnibus Plan or this Agreement, have any interest in such assets.  Neither the Award Recipient nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Agreement, and the Award Recipient or any such other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Omnibus Stock Plan or this Agreement.

12.          AMENDMENTS:

                This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Omnibus Stock Plan or in a written document signed by each of the parties hereto.

13.          FORCE AND EFFECT:

                This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Omnibus Stock Plan (including, without limitation, the antidilution and other provisions of Article 7), which is incorporated herein by reference.  Inconsistencies between the Agreement and the Omnibus Stock Plan shall be resolved in accordance with the terms of the Omnibus Stock Plan.  In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Omnibus Stock Plan shall govern.

14.          PREVAILING LAWS:

                This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the conflict of laws principles thereof.

15.          SUCCESSORS:

                This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Award Recipient and his heirs, personal representatives and assigns.

16.          EXEMPTION FROM SECTION 409A:

                It is intended that this Agreement be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, pursuant to the short-term deferral exception thereunder.  However, if it is determined that this Agreement is subject to Section 409A of the Code, then it is intended that it  comply in all respects with Section 409A of the Code, and this Agreement shall be interpreted and administered in such manner as to comply with such provisions and may be amended, retroactively if necessary, to conform to the requirements of Section 409A of the Code.

17.          COMPLIANCE WITH SECTION 162(m):

                It is intended that the awards under this Agreement comply in all respects with Section 162(m) of the Code, and this Agreement shall be interpreted and administered in such manner as to comply with such provisions.

                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Award Recipient has hereunto set his hand and seal, as of the 29th day of March, 2006.

ATTEST:

Mercantile Bankshares Corporation

By:
John L. Unger, Secretary

WITNESS:

APPENDIX A

TARGET AWARD UNITS, PERFORMANCE GRID AND PERFORMANCE PAYOUT PERCENTAGES

Target Award Units:

Maximum Award Units :                            (150% of Target Award)

Performance Grid and Performance Payout Percentages:

The performance metric shall be the percentage improvement (not compounded) in Pre-Tax Operating Income (“PTOI”) of Mercantile Bankshares Corporation between the base year (2005) and 2008 and shall be calculated by subtracting the 2005 PTOI from the 2008 PTOI and dividing the result by the 2005 PTOI.

PTOI shall be determined on a pure GAAP basis without adjustments for acquisitions or other extraordinary events.

The following chart sets forth the performance requirement calculation.  Payout percentages shall be interpolated for percentage improvements between benchmarks. 150% of Target Award is the maximum payout percentage.

Benchmarks (Improvement in Pre-Tax Operating Income)	Payout (As a Percentage of Target Award Units)

0% improvement	0% of Target Award
15% improvement	25% Target Award
18% improvement	50% Target Award
22.5% improvement	75% Target Award
27% improvement	100% Target Award
33% improvement	125% Target Award
45% and above improvement	150% Target Award